Exhibit 99.1

Hercules Offshore Announces Third Quarter 2007 Earnings

HOUSTON, October 30/PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $48.4 million, or $0.58 per diluted share, on revenues of $294.4 million for the third quarter 2007, compared to net income of $29.7 million, or $0.91 per diluted share, on revenues of $97.2 million for the third quarter 2006.

The company’s acquisition of TODCO closed on July 11, 2007, and the results from the acquired business are included from the date of the acquisition. Also included in the quarter ended September 30, 2007 are a loss of $1.0 million related to the early retirement of debt, net of a $0.4 million gain on interest rate derivatives, and $2.6 million in severance costs and other costs related to the TODCO acquisition. On an after-tax basis, these items approximated $2.3 million, or $0.03 per diluted share. Excluding the effect of these items, net income for the third quarter 2007 was $50.7 million, or $0.61 per diluted share.

Randy Stilley, Chief Executive Officer and President, stated, “Our third quarter financial results clearly reflect a difficult market environment for shallow water drilling in the U.S. Gulf of Mexico. Despite this slowdown, we generated substantial cash flow during the quarter due to the increased diversity of the company’s asset base and our continued focus on maintaining a low cost operating structure. Two-thirds of our operating income was generated by business segments other than our Domestic Offshore, which are currently experiencing stronger fundamentals. Furthermore, again during this quarter, our operating cost performance was exceptional across the fleet. While it is difficult to predict a recovery in our domestic offshore drilling business, there are some early signs of a moderate increase in demand as we enter the fourth quarter.”

Mr. Stilley continued, “I am pleased with the way our entire team handled the integration of TODCO in a thorough yet expeditious manner. We are moving forward as one company with a focus on delivering exceptional services to our customers and industry leading returns to our shareholders.”

Offshore Highlights

During the third quarter 2007, revenues from Domestic Offshore were $99.6 million, a 115% percent increase over revenues of $46.4 million in the third quarter 2006, which resulted from additional operating days as a result of the TODCO acquisition, somewhat offset by lower utilization and lower average daily revenue per rig. Third quarter 2007 utilization was 69.8% compared to 99.3% during the third quarter 2006, and average daily revenue per rig decreased by $7,576 to $77,200 in the third quarter 2007 as a result of reduced demand due to lower activity. Operating income increased to $36.7 million in the third quarter 2007 from $27.8 million in the prior year period.

International Offshore revenues were $50.5 million, up from $7.9 million in the third quarter 2006. The significant increase largely resulted from additional operating days from the TODCO acquisition as well as the full quarter impact of Hercules 258, which entered service in September 2006. This segment now includes the operating results of ten offshore rigs compared with three at the end of September 2006. Our average revenue per day increased by $6,910 to $85,735 during the third quarter 2007 compared with $78,825 in the prior year period. Operating income increased to $21.7 million in the third quarter 2007 from $2.5 million in the prior year period.

Inland Highlights

With the acquisition of TODCO, we commenced operations in the Inland segment, which consists of 27 barge drilling rigs. During the third quarter 2007, we generated revenues of $53.6 million and operating income of $19.6 million. We generated average revenue per day of $46,682 on utilization of 83.4%.

Liftboat Highlights

Domestic Liftboats revenues were $35.7 million in the third quarter 2007, down from $40.1 million in the third quarter 2006. Operating income decreased to $12.5 million in the third quarter 2007 from $21.0 million in the same period a year ago. The reduced revenue and operating income are partially the result of slightly reduced activity by our customers as we generated utilization of 67.5% during the third quarter of 2007 compared with 77.0% in the prior year period, as well as higher insurance and drydocking amortization expenses.

International Liftboats revenues were $18.1 million in the third quarter 2007, up from $2.8 million in the third quarter 2006. This increase was largely the result of increased operating days stemming from the acquisition of eight liftboats and the bareboat charter of an additional five liftboats in late 2006. As a result, our operating days increased to 1,383 in the third quarter of 2007 from 235 in the prior year period. Operating income increased to $6.7 million in the third quarter 2007 from $0.2 million in the third quarter 2006.

Other Highlights

Our Other segment consists of our wholly owned subsidiary, Delta Towing, and our fleet of nine onshore drilling rigs, both of which were assumed as part of the previously mentioned TODCO acquisition. During the third quarter 2007, this segment generated revenues of $36.9 million and operating income of $9.6 million.

Non-GAAP

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the company. However, these measures should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Tuesday October 30, 2007 to discuss its third quarter 2007 financial results. The conference call will also be broadcast live via the Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

866-383-8108 (Domestic)

617-597-5343 (International)

The access or confirmation code is 72716765

A replay of the conference call will be available by telephone on Tuesday October 30, 2007 beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through Tuesday November 6, 2007. The phone number for the conference call replay is (888) 286-8010 or internationally (617) 801-6888. The access code is 79105164. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

Additional Information

Headquartered in Houston, Hercules Offshore, Inc. currently operates a fleet of 33 jackup rigs, 27 barge rigs, 65 liftboats, three submersible rigs, nine land rigs, one platform rig and a fleet of marine support vessels operated through a wholly owned subsidiary, and has operations in ten different countries on four continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

For more information, please visit our website at www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Stephen M. Butz

Vice President Finance and Treasurer

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006

	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$80,052	$72,772
Restricted Cash	4,592	250
Marketable Securities	19,850	—
Accounts Receivable	265,746	89,136
Insurance Claims Receivable	25,472	—
Supplies	5,917	—
Prepaids	49,710	14,438
Current Deferred Tax Asset	12,395	—
Other	9,935	3,627

	473,669	180,223

Property and Equipment, Net	2,178,443	415,864
Goodwill	929,294	—
Other Assets, Net	55,145	9,494

	$3,636,551	$605,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$12,152	$1,400
Insurance Note Payable	30,180	6,058
Accounts Payable	101,805	29,123
Accrued Liabilities	64,740	16,262
Taxes Payable	11,352	8,745
Interest Payable	15,388	2,105
Other Current Liabilities	14,187	5,633

	249,804	69,326

Long-term Debt, Net of Current Portion	905,003	91,850
Other Liabilities	19,873	6,700
Deferred Income Taxes	480,930	42,854
Commitments and Contingencies
Stockholders’ Equity	1,980,941	394,851

	$3,636,551	$605,581

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$294,365	$97,212	$503,873	$229,642

Costs and Expenses:
Operating Expenses, Excluding Depreciation and Amortization	143,902	33,197	229,825	81,393
Depreciation and Amortization	39,581	9,097	63,520	22,582
General and Administrative, Excluding
Depreciation and Amortization	18,018	7,209	36,516	20,396

	201,501	49,503	329,861	124,371

Operating Income	92,864	47,709	174,012	105,271

Other Income (Expense)
Interest Expense	(15,761)	(2,575)	(19,230)	(6,824)
Gain on Disposal of Assets	—	1,110	—	30,690
Loss on Early Retirement of Debt	(1,312)	—	(2,182)	—
Other, Net	2,507	874	5,028	2,697

Income Before Income Taxes	78,298	47,118	157,628	131,834
Income Tax Provision	(29,927)	(17,439)	(52,400)	(48,310)

Net Income	$48,371	$29,679	$105,228	$83,524

Earnings Per Share:
Basic	$0.59	$0.93	$2.15	$2.68
Diluted	$0.58	$0.91	$2.12	$2.61
Weighted Average Shares Outstanding:
Basic	82,663	31,786	48,912	31,146
Diluted	83,418	32,545	49,568	31,959

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash Flows from Operating Activities:
Net Income	$105,228	$83,524
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation and Amortization	63,520	22,582
Stock-based Compensation Expense	6,157	2,277
Deferred Income Taxes	25,986	27,652
Amortization of Deferred Financing Fees	1,046	506
Excess Tax Benefit from Stock-based Arrangements	(1,612)	—
Loss on Early Retirement of Debt	2,182	—
Gain on Disposal of Assets	(1,641)	(30,779)
(Increase) Decrease in Operating Assets -
Accounts Receivable	15,169	(28,392)
Insurance Claims Receivable	(9,026)	(7,913)
Tax Sharing Agreement Payment	(118,247)	—
Prepaid Expenses and Other	2,869	(23,673)
Increase (Decrease) in Operating Liabilities -
Accounts Payable	(11,253)	16,420
Insurance Note Payable	(12,052)	9,629
Other Current Liabilities	5,492	12,335
Other Liabilities	834	526

Net Cash Provided by Operating Activities	74,652	84,694

Cash Flows from Investing Activities:
Acquisition of Business, Net of Cash Acquired	(733,763)	—
Investment in Marketable Securities	(128,525)	—
Proceeds from Sale of Marketable Securities	108,675	—
Additions of Property and Equipment	(97,521)	(143,282)
Deferred Drydocking Expenditures	(14,680)	(8,967)
Insurance Proceeds Received	3,850	50,090
Proceeds from Sale of Assets, Net	2,211	5,989
(Increase) Decrease in Restricted Cash	229	(250)

Net Cash Used in Investing Activities	(859,524)	(96,420)

Cash Flows from Financing Activities:
Long-term Debt Borrowings	900,000	—
Payment of Debt	(93,715)	(1,050)
Proceeds from Issuance of Common Stock	—	54,198
Proceeds from Exercise of Stock Options	2,054	340
Excess Tax Benefit from Stock-based Arrangements	1,612	—
Payment of Debt Issuance Costs	(17,753)	(639)
Distributions to Members	—	(3,732)
Other	(46)	—

Net Cash Provided by Financing Activities	792,152	49,117

Net Increase in Cash and Cash Equivalents	7,280	37,391
Cash and Cash Equivalents at Beginning of Period	72,772	47,575

Cash and Cash Equivalents at End of Period	$80,052	$84,966

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Domestic Offshore:
Number of rigs (as of end of period)	27	6	27	6
Revenues	$99,588	$46,415	$170,744	$111,703
Operating expenses, excluding depreciation and amortization	47,292	14,280	74,754	37,606
Depreciation and amortization expense	13,962	2,538	19,214	6,279
General and administrative expenses, excluding depreciation and amortization	1,663	1,846	5,216	5,219

Operating income	$36,671	$27,751	$71,560	$62,599

International Offshore:
Number of rigs (as of end of period)	10	3	10	3
Revenues	$50,498	$7,883	$91,014	$12,159
Operating expenses, excluding depreciation and amortization	22,888	4,047	37,606	5,650
Depreciation and amortization expense	5,800	935	8,531	1,186
General and administrative expenses, excluding depreciation and amortization	122	442	1,667	949

Operating income	$21,688	$2,459	$43,210	$4,374

Inland:
Number of barges (as of end of period)	27	—	27	—
Revenues	$53,638	$—	$53,638	$—
Operating expenses, excluding depreciation and amortization	26,546	—	26,546	—
Depreciation and amortization expense	6,950	—	6,950	—
General and administrative expenses, excluding depreciation and amortization	533	—	533	—

Operating income	$19,609	$—	$19,609	$—

Domestic Liftboats:
Number of liftboats (as of end of period)	47	47	47	47
Revenues	$35,677	$40,082	$105,575	$95,842
Operating expenses, excluding depreciation and amortization	16,321	13,339	45,600	33,389
Depreciation and amortization expense	6,354	5,171	18,616	14,059
General and administrative expenses, excluding depreciation and amortization	545	618	1,622	1,780

Operating income	$12,457	$20,954	$39,737	$46,614

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA—(Continued)

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
International Liftboats:
Number of liftboats (as of end of period)	18	4	18	4
Revenues	$18,090	$2,832	$46,028	$9,938
Operating expenses, excluding depreciation and amortization	8,581	1,531	23,045	4,748
Depreciation and amortization expense	1,843	426	5,485	979
General and administrative expenses, excluding depreciation and amortization	1,011	721	2,843	2,075

Operating income	$6,655	$154	$14,655	$2,136

Other:
Revenues	$36,874	$—	$36,874	$—
Operating expenses, excluding depreciation and amortization	22,274	—	22,274	—
Depreciation and amortization expense	4,400	—	4,400	—
General and administrative expenses, excluding depreciation and amortization	577	—	577	—

Operating income	$9,623	$—	$9,623	$—

Total Company:
Revenues	$294,365	$97,212	$503,873	$229,642
Operating expenses, excluding depreciation and amortization	143,902	33,197	229,825	81,393
Depreciation and amortization expense	39,581	9,097	63,520	22,582
General and administrative expenses, excluding depreciation and amortization	18,018	7,209	36,516	20,396

Operating income	92,864	47,709	174,012	105,271
Interest expense	(15,761)	(2,575)	(19,230)	(6,824)
Gain on disposal of asset	—	1,110	—	30,690
Loss on early retirement of debt	(1,312)	—	(2,182)	—
Other income	2,507	874	5,028	2,697

Income before income taxes	78,298	47,118	157,628	131,834
Income tax provision	(29,927)	(17,439)	(52,400)	(48,310)

Net income	$48,371	$29,679	$105,228	$83,524

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA—(Continued)

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended September 30, 2007
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,290	1,848	69.8%	$77,200	$25,591
International Offshore	589	589	100.0%	85,735	38,859
Inland	1,149	1,377	83.4%	46,682	19,278
Domestic Liftboats	2,858	4,232	67.5%	12,483	3,857
International Liftboats	1,383	1,564	88.4%	13,080	5,487
Other	n/a	n/a	n/a	n/a	n/a

	Three Months Ended September 30, 2006
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	548	552	99.3%	84,776	$25,871
International Offshore	100	100	100.0%	78,825	40,466
Inland	—	—	—	—	—
Domestic Liftboats	3,171	4,119	77.0%	12,641	3,238
International Liftboats	235	368	63.9%	12,050	4,158
Other	n/a	n/a	n/a	n/a	n/a

	Nine Months Ended September 30, 2007
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	2,139	2,934	72.9%	$79,824	$25,479
International Offshore	948	951	99.7%	96,006	39,544
Inland	1,149	1,377	83.4%	46,682	19,278
Domestic Liftboats	8,505	12,517	67.9%	12,413	3,643
International Liftboats	3,797	4,585	82.8%	12,122	5,026
Other	n/a	n/a	n/a	n/a	n/a

	Nine Months Ended September 30, 2006
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,424	1,526	93.3%	$78,449	$24,644
International Offshore	133	137	97.1%	91,486	41,147
Inland	—	—	—	—	—
Domestic Liftboats	8,823	11,276	78.2%	10,863	2,961
International Liftboats	947	1,092	86.7%	10,494	4,348
Other	n/a	n/a	n/a	n/a	n/a

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in Domestic Offshore revenue is a total of $0.2 million and $0.3 million related to amortization of contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2007, respectively. There was no such revenue in the three and nine months ended September 30, 2006. Included in International Offshore revenue is a total of $0.3 million and $2.9 million related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2007, respectively, and $0.7 million and $0.8 million for the three and nine months ended September 30, 2006, respectively.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in International Offshore operating expense is a total of $0.6 million and $2.2 million related to amortization of deferred mobilization expenses for the three and nine months ended September 30, 2007, respectively, and $0.6 million for each of the three and nine months ended September 30, 2006.

Hercules Offshore, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2007 and the nine months ended September 30, 2007 and 2006. We did not report non-GAAP financial measures for the three months ended September 30, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended September 30, 2007		Nine Months Ended
			September 30, 2007		September 30, 2006

Operating Income:
GAAP Operating Income	$92,864		$174,012		$105,271
Adjustment	2,585	(a)	3,090	(b)	—

Non-GAAP Operating Income	$95,449		$177,102		$105,271

Other Income (Expense):
GAAP Other Income (Expense)	$(14,566)		$(16,384)		$26,563
Adjustment	960	(a)	1,524	(b)	(29,580	)(c)

Non-GAAP Other Income (Expense)	$(13,606)		$(14,860)		$(3,017)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(29,927)		$(52,400)		$(48,310)
Tax Impact of Adjustment	(1,241	)(a)	(1,615	)(b)	10,945	(c)

Non-GAAP Provision for Income Taxes	$(31,168)		$(54,015)		$(37,365)

Net Income:
GAAP Net Income	$48,371		$105,228		$83,524
Total Adjustment, Net of Tax	2,304	(a)	2,999	(b)	(18,635	)(c)

Non-GAAP Net Income	$50,675		$108,227		$64,889

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.58		$2.12		$2.61
Adjustment per Share	0.03	(a)	0.06	(b)	(0.58	)(c)

Non-GAAP Diluted Earnings per Share	$0.61		$2.18		$2.03

(a)	Adjustment represents $2.6 million in severance and other acquisition related costs and a loss of $1.0 million related to the early retirement of debt, net of a $0.4 million derivative gain. On an after-tax basis, these adjustments approximated $2.3 million, or three cents per diluted share.
(b)	Adjustment represents $3.1 million in severance and other acquisition related costs and a loss of $1.5 million related to the early retirement of debt, net of a $0.7 million derivative gain. On an after-tax basis, these adjustments approximated $3.0 million, or 6 cents per diluted share.
(c)	Adjustment represents a gain on an after-tax basis of $18.6 million related to an insurance claim settlement on the loss of Rig 25.